Exhibit 99

Media Contact
202.360.8473

Investor Contact
781.522.5123

Raytheon Technologies Reports
Third Quarter 2021 Results;
Raises 2021 Adjusted EPS Outlook

Exceeded expectations on adjusted EPS; Repurchased $1.0 billion of shares

WALTHAM, Mass., October 26, 2021 – Raytheon Technologies Corporation (NYSE: RTX) reported third quarter 2021 results.

Third quarter 2021
•Sales of $16.2 billion
•GAAP EPS from continuing operations of $0.93, which included $0.33 of acquisition accounting adjustments and net significant and/or non-recurring charges
•Adjusted EPS of $1.26
•Operating cash flow from continuing operations of $1.9 billion; Free cash flow of $1.5 billion
•Company backlog of $156.1 billion; including defense backlog of $65.0 billion
•Achieved approximately $165 million of incremental RTX gross cost synergies
•Repurchased $1.0 billion of RTX shares

Raytheon Technologies updates its 2021 outlook and now anticipates the following:
Outlook for full year 2021
•Sales of ~$64.5 billion, from $64.4 - $65.4 billion
•Adjusted EPS of $4.10 - $4.20, from $3.85 - $4.00
•Free cash flow of ~$5.0 billion, from $4.5 - $5.0 billion

“Our performance this quarter clearly demonstrates our ability to capitalize on the increased demand across our commercial aerospace and defense businesses, and our intense focus on cost reduction and operational execution,” said Raytheon Technologies Chairman and CEO Greg Hayes.

“During the quarter, we announced strategic acquisitions that advance our technology focus areas and made significant progress on several key programs, as evidenced by the successful completion of the first flight test of a scramjet-powered Hypersonic Air-breathing Weapon Concept (HAWC) for DARPA and the U.S. Air Force. Our strong performance this year along with the positive trends in our end markets gives us the confidence to again raise our 2021 adjusted EPS outlook.”

Raytheon Technologies reported third quarter sales of $16.2 billion. GAAP EPS from continuing operations was $0.93 and included $0.33 of acquisition accounting adjustments and net significant and/or non-recurring charges. This included $0.30 of acquisition accounting adjustments primarily related to intangible amortization, $0.02 related to debt extinguishment and $0.01 of restructuring. Adjusted EPS was $1.26. GAAP and adjusted EPS also

See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

included $0.16 of tax benefit from actions taken to optimize the company’s legal entity and operating structure in the quarter.

The company recorded net income from continuing operations in the third quarter of $1.4 billion, which included $496 million of acquisition accounting adjustments and net significant and/or nonrecurring charges. Adjusted net income was $1.9 billion. Operating cash flow from continuing operations in the third quarter was $1.9 billion. Capital expenditures were $433 million, resulting in free cash flow of $1.5 billion.

Summary Financial Results – Continuing Operations

	3rd Quarter
($ in millions, except EPS)	2021	2020	% Change
Reported
Sales	$16,213	$14,747	10%
Net Income	$1,400	$151	827%
EPS	$0.93	$0.10	830%

Adjusted
Sales	$16,213	$14,982	8%
Net Income	$1,896	$855	122%
EPS	$1.26	$0.56	125%

Operating Cash Flow from Continuing Operations	$1,932	$1,622	19%
Free Cash Flow	$1,499	$1,233	22%

Backlog and Bookings
Backlog at the end of the third quarter was $156.1 billion, of which $91.1 billion was from commercial aerospace and $65.0 billion was from defense.

Notable defense bookings during the quarter included:
•$962 million of classified bookings at Raytheon Intelligence & Space (RIS)
•$570 million for Advanced Medium-Range Air-to-Air Missile (AMRAAM) for the U.S. Air Force, Navy and international customers at Raytheon Missiles & Defense (RMD)
•$543 million for two F-135 sustainment contracts at Pratt & Whitney
•$432 million to provide Guidance Enhanced Missiles (GEM-T) for an international customer at RMD
•$358 million for Evolved Sea Sparrow Missile (ESSM) for the U.S. Navy and international customers at RMD
•$291 million for Stinger missiles for international customers at RMD
•$212 million for F100 engines for an international customer at Pratt & Whitney

Segment Results
The company’s reportable segments are Collins Aerospace, Pratt & Whitney, Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD).

Collins Aerospace

	3rd Quarter
($ in millions)	2021	2020	Change
Reported
Sales	$4,592	$4,274	7%
Operating Profit	$478	$526	(9)%
ROS	10.4%	12.3%	-190	bps

Adjusted
Sales	$4,592	$4,278	7%
Operating Profit	$480	$73	558%
ROS	10.5%	1.7%	880	bps

Collins Aerospace had third quarter 2021 adjusted sales of $4,592 million, up 7 percent versus the prior year. The increase in sales was driven by a 38 percent increase in commercial aftermarket which more than offset a 3 percent decline in commercial OE and a 5 percent decline in military. Excluding the impact of the prior year Military GPS and Space ISR divestitures, military was down 1 percent in the quarter. The increase in commercial sales was driven primarily by the recovery of commercial air traffic which has resulted in higher flight hours, aircraft fleet utilization and narrowbody OE volume, which was partially offset by lower 787 OE volume.

Collins Aerospace recorded adjusted operating profit of $480 million in the quarter, up 558 percent versus the prior year. The increase in adjusted operating profit was primarily driven by drop through on higher commercial aftermarket sales volume and favorable mix. This was partially offset by the impact of the Military GPS and Space ISR divestitures.

Pratt & Whitney

	3rd Quarter
($ in millions)	2021	2020	Change
Reported
Sales	$4,725	$3,494	35%
Operating Profit (Loss)	$187	$(615)	NM
ROS	4.0%	(17.6)%	2,160	bps

Adjusted
Sales	$4,725	$3,790	25%
Operating Profit (Loss)	$189	$(43)	NM
ROS	4.0%	(1.1)%	510	bps
NM = Not Meaningful

Pratt & Whitney had third quarter 2021 adjusted sales of $4,725 million, up 25 percent versus the prior year. The increase in sales was driven by a 56 percent increase in commercial aftermarket, a 22 percent increase in commercial OE and a 2 percent increase in military. The increase in commercial sales was primarily due to higher shop visits and related spare part sales and commercial engine deliveries principally driven by the recovery in commercial air traffic. The increase in military sales was primarily driven by growth in F-135 sustainment.

Pratt & Whitney recorded adjusted operating profit of $189 million in the quarter. The increase in adjusted operating profit was primarily driven by drop through on higher commercial aftermarket sales volume, that was partially offset by higher commercial OE volume and higher SG&A and E&D expense.

Raytheon Intelligence & Space

	3rd Quarter
($ in millions)	2021	2020(1)	Change
Reported
Sales	$3,740	$3,749	—%
Operating Profit	$391	$350	12%
ROS	10.5%	9.3%	120	bps

Adjusted
Sales	$3,740	$3,749	—%
Operating Profit	$391	$350	12%
ROS	10.5%	9.3%	120	bps

(1) Prior year results have been adjusted to reflect the previously communicated reorganization of the RIS and RMD segments, which became effective on January 1, 2021.

RIS had third quarter 2021 adjusted sales of $3,740 million, in-line versus the prior year.

RIS recorded adjusted operating profit of $391 million, up 12 percent versus the prior year. The increase in adjusted operating profit was primarily driven by productivity across various programs.

Raytheon Missiles & Defense

	3rd Quarter
($ in millions)	2021	2020(1)	Change
Reported
Sales	$3,902	$3,706	5%
Operating Profit	$490	$449	9%
ROS	12.6%	12.1%	50	bps

Adjusted
Sales	$3,902	$3,641	7%
Operating Profit	$490	$431	14%
ROS	12.6%	11.8%	80	bps

(1) Prior year results have been adjusted to reflect the previously communicated reorganization of the RIS and RMD segments, which became effective on January 1, 2021.

RMD had third quarter 2021 adjusted sales of $3,902 million, up 7 percent versus prior year. The increase in sales was primarily driven by growth on an international National Advanced Surface to Air Missile System (NASAMS) program and on the Advanced Medium-Range Air-to-Air Missile (AMRAAM) program.

RMD recorded adjusted operating profit of $490 million, up 14 percent versus the prior year. The increase in adjusted operating profit was driven by higher sales volume.

Raytheon Technologies updates its 2021 outlook and now anticipates the following:
Outlook for full year 2021
•Sales of ~$64.5 billion, from $64.4 - $65.4 billion
•Adjusted EPS of $4.10 - $4.20, from $3.85 - $4.00
•Free cash flow of ~$5.0 billion, from $4.5 - $5.0 billion

About Raytheon Technologies
Raytheon Technologies Corporation is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide. With four industry-leading businesses ― Collins Aerospace Systems, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense ― the company delivers solutions that push the boundaries in avionics, cybersecurity, directed energy, electric propulsion, hypersonics, and quantum physics. The company, formed in 2020 through the combination of Raytheon Company and the United Technologies Corporation aerospace businesses, is headquartered in Waltham, Massachusetts.

Conference Call on the Third Quarter 2021 Financial Results
Raytheon Technologies’ financial results conference call will be held on Tuesday, October 26, 2021 at 8:30 a.m. ET. The dial-in number for the conference call will be (866) 219-7829 in the U.S. or (478) 205-0667 outside of the U.S. The passcode is 9088513. The conference call will also be audiocast on the Internet at www.rtx.com. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for download prior to the call.

Use and Definitions of Non-GAAP Financial Measures
Raytheon Technologies Corporation (“RTC”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit (loss), adjusted net income and adjusted earnings per share (“EPS”) are non-GAAP financial measures. Adjusted net sales represents consolidated net sales (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. For the Business segments, when applicable, adjustments of net sales similarly reflect continuing operations excluding other significant items, organic sales similarly excludes the impact of foreign currency, acquisitions and divestitures, and other significant items, and adjustments of operating profit (loss) and operating profit margins (also referred to as return on sales (ROS)) similarly reflect continuing operations, excluding restructuring, acquisition accounting adjustments and other significant items.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTC’s common stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations and expected cash flow from operations, respectively) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Raytheon Technologies Corporation’s (“RTC”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTC of United Technologies Corporation’s (“UTC”) Rockwell Collins acquisition, the merger between UTC and Raytheon Company (“Raytheon,” and such merger, the “merger”) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the merger and the anticipated benefits and costs of the separation transactions and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which RTC operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, and the impact of pandemic health issues (including the impact of the coronavirus disease 2019 (COVID-19) pandemic on global air travel and commercial and business activities which have not yet fully recovered to pre-pandemic levels, and that the timing and extent of such recovery may be impacted by factors including the efficacy, acceptance and distribution of vaccines, coronavirus variants and additional outbreaks) and actions taken in response to pandemic health issues (including the impact on supply generally and the impact of vaccine mandates on supply chain and operations), aviation safety concerns, weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration or the allocation of funds to governmental responses to COVID-19, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance, safety, regulatory compliance, and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things the integration of UTC’s and Raytheon Company’s businesses and the integration of RTC with other businesses acquired before and after the merger, and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) RTC’s levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by RTC of its common stock, which are subject to a number of uncertainties and may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer- directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract actions and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which RTC and its businesses operate, including the effect of changes in U.S. trade policies on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) changes in Department of Defense policies or priorities; (17) the effect of changes in tax due to new tax legislation or other developments (including the recent Organisation for Economic Co-operation and Development Inclusive Framework agreement and changes that may be enacted by the current U.S. Congress), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which RTC and its businesses operate; (18) the possibility that the anticipated benefits from the combination of UTC’s and Raytheon’s businesses (including ongoing integration activities from historic UTC and Raytheon acquisitions prior to the merger) cannot be realized in full or may take longer to realize than expected, or the possibility that costs or difficulties related to the integration of UTC’s businesses with Raytheon’s will be greater than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (19) the ability of RTC to retain and hire key personnel and the ability of our personnel to continue to operate our facilities and businesses around the world; and (20) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes.

RTC-IR
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Raytheon Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2021	2020	2021	2020
Net Sales	$16,213	$14,747	$47,344	$40,168
Costs and Expenses:
Cost of sales	13,089	13,004	38,281	33,790
Research and development	676	642	1,922	1,872
Selling, general and administrative	1,229	1,401	3,817	4,189
Total Costs and Expenses	14,994	15,047	44,020	39,851
Goodwill impairment	—	—	—	(3,183)
Other income, net	124	734	314	835
Operating profit (loss)	1,343	434	3,638	(2,031)
Non-service pension benefit	(491)	(253)	(1,472)	(658)
Interest expense, net	358	350	1,046	1,017
Income (loss) from continuing operations before income taxes	1,476	337	4,064	(2,390)
Income tax expense	3	152	690	753
Net income (loss) from continuing operations	1,473	185	3,374	(3,143)
Less: Noncontrolling interest in subsidiaries’ earnings from continuing operations	73	34	162	112
Income (loss) from continuing operations attributable to common shareowners	1,400	151	3,212	(3,255)
Discontinued operations:
Income (loss) from discontinued operations, before tax	(1)	13	(31)	(219)
Income tax expense (benefit) from discontinued operations	6	(100)	3	137
Net income (loss) from discontinued operations	(7)	113	(34)	(356)
Less: Noncontrolling interest in subsidiaries’ earnings from discontinued operations	—	—	—	43
Income (loss) from discontinued operations attributable to common shareowners	(7)	113	(34)	(399)
Net income (loss) attributable to common shareowners	$1,393	$264	$3,178	$(3,654)

Earnings (loss) Per Share attributable to common shareowners - Basic:
Income (loss) from continuing operations	$0.93	$0.10	$2.13	$(2.48)
Income (loss) from discontinued operations	—	0.08	(0.02)	(0.30)
Net income (loss) attributable to common shareowners	$0.93	$0.17	$2.11	$(2.79)
Earnings (loss) Per Share attributable to common shareowners - Diluted:
Income (loss) from continuing operations	$0.93	$0.10	$2.13	$(2.48)
Income (loss) from discontinued operations	—	0.08	(0.03)	(0.30)
Net income (loss) attributable to common shareowners	$0.93	$0.17	$2.10	$(2.79)

Weighted Average Shares Outstanding:
Basic shares	1,497.9	1,511.5	1,505.0	1,311.3
Diluted shares	1,505.9	1,514.2	1,511.0	1,311.3

Raytheon Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended				Nine Months Ended
	(Unaudited)				(Unaudited)
	September 30, 2021		September 30, 2020(1)		September 30, 2021		September 30, 2020(1)
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace Systems	$4,592	$4,592	$4,274	$4,278	$13,507	$13,507	$14,914	$15,036
Pratt & Whitney	4,725	4,725	3,494	3,790	13,035	13,035	12,334	12,728
Raytheon Intelligence & Space	3,740	3,740	3,749	3,749	11,310	11,310	7,136	7,136
Raytheon Missiles & Defense	3,902	3,902	3,706	3,641	11,680	11,680	7,212	7,093
Total segments	16,959	16,959	15,223	15,458	49,532	49,532	41,596	41,993
Eliminations and other	(746)	(746)	(476)	(476)	(2,188)	(2,188)	(1,428)	(1,428)
Consolidated	$16,213	$16,213	$14,747	$14,982	$47,344	$47,344	$40,168	$40,565

Operating Profit
Collins Aerospace Systems	$478	$480	$526	$73	$1,298	$1,330	$1,455	$1,381
Pratt & Whitney	187	189	(615)	(43)	319	325	(597)	321
Raytheon Intelligence & Space	391	391	350	350	1,194	1,194	659	659
Raytheon Missiles & Defense	490	490	449	431	1,518	1,518	847	817
Total segments	1,546	1,550	710	811	4,329	4,367	2,364	3,178
Eliminations and other	(27)	(27)	(49)	(26)	(98)	(98)	(101)	(78)
Corporate expenses and other unallocated items	(89)	(74)	(84)	(10)	(319)	(214)	(491)	(133)
FAS/CAS operating adjustment	499	499	380	380	1,347	1,347	736	736
Acquisition accounting adjustments	(586)	—	(523)	—	(1,621)	—	(4,539)	—
Consolidated	$1,343	$1,948	$434	$1,155	$3,638	$5,402	$(2,031)	$3,703

Segment Operating Profit Margin
Collins Aerospace Systems	10.4%	10.5%	12.3%	1.7%	9.6%	9.8%	9.8%	9.2%
Pratt & Whitney	4.0%	4.0%	(17.6)%	(1.1)%	2.4%	2.5%	(4.8)%	2.5%
Raytheon Intelligence & Space	10.5%	10.5%	9.3%	9.3%	10.6%	10.6%	9.2%	9.2%
Raytheon Missiles & Defense	12.6%	12.6%	12.1%	11.8%	13.0%	13.0%	11.7%	11.5%
Total segment	9.1%	9.1%	4.7%	5.2%	8.7%	8.8%	5.7%	7.6%
(1)    Effective January 1, 2021, we reorganized certain product areas of our Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD) businesses to more efficiently leverage our capabilities and we have reclassified the prior year numbers in the table above. The reorganization does not impact our previously reported Collins Aerospace Systems and Pratt & Whitney segment results, or our consolidated balance sheets, statements of operations or statements of cash flows.

Raytheon Technologies Corporation
Condensed Consolidated Balance Sheet

	September 30, 2021	December 31, 2020
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$7,476	$8,802
Accounts receivable, net	9,538	9,254
Contract assets	10,899	9,931
Inventory, net	9,426	9,411
Other assets, current	4,653	5,978
Total Current Assets	41,992	43,376
Customer financing assets	2,960	3,144
Fixed assets, net	14,517	14,962
Operating lease right-of-use assets	1,876	1,880
Goodwill	53,789	54,285
Intangible assets, net	38,842	40,539
Other assets	4,796	3,967
Total Assets	$158,772	$162,153

Liabilities, Redeemable Noncontrolling Interest and Equity
Short-term borrowings	$206	$247
Accounts payable	8,667	8,639
Accrued employee compensation	2,756	3,006
Other accrued liabilities	9,685	10,517
Contract liabilities	12,543	12,889
Long-term debt currently due	274	550
Total Current Liabilities	34,131	35,848
Long-term debt	30,768	31,026
Operating lease liabilities, non-current	1,541	1,516
Future pension and postretirement benefit obligations	9,742	10,342
Other long-term liabilities	9,621	9,537
Total Liabilities	85,803	88,269
Redeemable noncontrolling interest	32	32
Shareowners’ Equity:
Common Stock	37,302	36,881
Treasury Stock	(12,398)	(10,407)
Retained earnings	50,343	49,423
Accumulated other comprehensive loss	(3,939)	(3,734)
Total Shareowners’ Equity	71,308	72,163
Noncontrolling interest	1,629	1,689
Total Equity	72,937	73,852
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$158,772	$162,153

Raytheon Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2021	2020	2021	2020
Operating Activities:
Net income (loss) from continuing operations	$1,473	$185	$3,374	$(3,143)
Adjustments to reconcile net income (loss) from continuing operations to net cash flows provided by operating activities:
Depreciation and amortization	1,158	1,164	3,413	3,003
Deferred income tax provision	(317)	(152)	(142)	(34)
Stock compensation cost	116	118	343	253
Net periodic pension and other postretirement income	(358)	(102)	(1,073)	(325)
Goodwill impairment charge	—	—	—	3,183
Change in:
Accounts receivable	(690)	(596)	(397)	567
Contract assets	(560)	323	(1,117)	699
Inventory	76	439	(57)	(111)
Other current assets	(17)	(201)	(275)	(381)
Accounts payable and accrued liabilities	1,158	529	425	(866)
Contract liabilities	128	153	83	354
Global pension contributions	(13)	(22)	(38)	(64)
Other operating activities, net	(222)	(216)	(558)	(171)
Net cash flows provided by operating activities from continuing operations	1,932	1,622	3,981	2,964
Investing Activities:
Capital expenditures	(433)	(389)	(1,180)	(1,172)
Investments in businesses	—	—	(6)	—
Dispositions of businesses, net of cash transferred	—	2,341	1,074	2,575
Cash acquired in Raytheon Merger	—	—	—	3,208
Customer financing assets receipts (payments), net	126	(9)	24	(138)
Increase in collaboration intangible assets	(78)	(30)	(138)	(136)
Receipts (payments) from settlements of derivative contracts, net	(8)	171	42	(115)
Other investing activities, net	15	12	45	(70)
Net cash flows (used in) provided by investing activities from continuing operations	(378)	2,096	(139)	4,152
Financing Activities:
Issuance of long-term debt	1,981	15	1,981	1,999
Distribution from discontinued operations	—	—	—	17,207
Repayment of long-term debt	(2,240)	(14)	(2,547)	(15,052)
Decrease in short-term borrowings, net	10	(15)	(41)	(2,060)
Proceeds from Common Stock issued under employee stock plans	1	(4)	3	6
Dividends paid on Common Stock	(751)	(688)	(2,212)	(2,026)
Repurchase of Common Stock	(993)	—	(2,000)	(47)
Net transfers to discontinued operations	(3)	(32)	(27)	(1,998)
Other financing activities, net	(68)	14	(339)	(85)
Net cash flows used in financing activities from continuing operations	(2,063)	(724)	(5,182)	(2,056)
Discontinued Operations:
Net cash used in operating activities	(3)	(32)	(27)	(693)
Net cash used in investing activities	—	—	—	(241)
Net cash provided by (used in) financing activities	3	32	27	(1,449)
Net cash flows used in discontinued operations	—	—	—	(2,383)
Effect of foreign exchange rate changes on cash and cash equivalents from continuing operations	(69)	21	10	11
Effect of foreign exchange rate changes on cash and cash equivalents from discontinued operations	—	—	—	(76)
Net (decrease) increase in cash, cash equivalents and restricted cash	(578)	3,015	(1,330)	2,612
Cash, cash equivalents and restricted cash, beginning of period	8,080	7,017	8,832	4,961
Cash, cash equivalents and restricted cash within assets related to discontinued operations, beginning of period	—	—	—	2,459
Cash, cash equivalents and restricted cash, end of period	7,502	10,032	7,502	10,032
Less: Restricted cash, included in Other assets	26	31	26	31
Cash and cash equivalents, end of period	$7,476	$10,001	$7,476	$10,001

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2021	2020(2)	2021	2020(2)
Collins Aerospace Systems
Net sales	$4,592	$4,274	$13,507	$14,914
Significant unfavorable contract adjustments(1)	—	(4)	—	(122)
Adjusted net sales	$4,592	$4,278	$13,507	$15,036

Operating profit (loss)	$478	$526	$1,298	$1,455
Restructuring	(2)	(138)	(32)	(295)
Significant unfavorable contract adjustments(1)	—	(25)	—	(169)
Charges related to customer bankruptcies and collectability risk(1)	—	(24)	—	(123)
Foreign government wage subsidies(1)	—	32	—	56
Fixed asset impairment(1)	—	—	—	(3)
Gain on sale of businesses	—	608	—	608
Adjusted operating profit	$480	$73	$1,330	$1,381
Adjusted operating profit margin	10.5%	1.7%	9.8%	9.2%
Pratt & Whitney
Net sales	$4,725	$3,494	$13,035	$12,334
Favorable impact of a contract termination(1)	—	—	—	22
Significant unfavorable contract adjustments(1)	—	(296)	—	(416)
Adjusted net sales	$4,725	$3,790	$13,035	$12,728

Operating profit (loss)	$187	$(615)	$319	$(597)
Restructuring	(2)	(63)	(6)	(170)
Charges related to customer bankruptcies and collectability risk(1)	—	(24)	—	(234)
Significant unfavorable contract adjustments(1)	—	(543)	—	(653)
Foreign government wage subsidies(1)	—	58	—	117
Favorable impact of a contract termination(1)	—	—	—	22
Adjusted operating profit (loss)	$189	$(43)	$325	$321
Adjusted operating profit margin	4.0%	(1.1)%	2.5%	2.5%
Raytheon Intelligence & Space
Net sales	$3,740	$3,749	$11,310	$7,136

Operating profit	$391	$350	$1,194	$659
Operating profit margin	10.5%	9.3%	10.6%	9.2%
Raytheon Missiles & Defense
Net sales	$3,902	$3,706	$11,680	$7,212
Middle East contract adjustment	—	65	—	119
Adjusted net sales	$3,902	$3,641	$11,680	$7,093

Operating profit	$490	$449	$1,518	$847
Middle East contract adjustment	—	18	—	30
Adjusted operating profit	$490	$431	$1,518	$817
Adjusted operating profit margin	12.6%	11.8%	13.0%	11.5%
Eliminations and Other
Net sales	$(746)	$(476)	$(2,188)	$(1,428)
Operating loss	$(27)	$(49)	$(98)	$(101)
Restructuring	—	(23)	—	(23)
Adjusted operating loss	$(27)	$(26)	$(98)	$(78)

Corporate expenses and other unallocated items
Operating loss	$(89)	$(84)	$(319)	$(491)
Restructuring	(15)	(21)	(80)	(192)
Costs associated with the separation of the commercial businesses	—	(7)	(8)	(21)
Transaction and integration costs associated with the Raytheon Merger	—	(46)	(17)	(145)
Adjusted operating loss	$(74)	$(10)	$(214)	$(133)
FAS/CAS Operating Adjustment
Operating profit	$499	$380	$1,347	$736
Acquisition Accounting Adjustments
Operating loss	$(586)	$(523)	$(1,621)	$(4,539)
Intangible impairment(1)	—	—	—	(57)
Goodwill impairment(1)	—	—	—	(3,183)
Acquisition accounting adjustments	(586)	(523)	(1,621)	(1,299)
Adjusted operating profit	$—	$—	$—	$—
RTC Consolidated
Net sales	$16,213	$14,747	$47,344	$40,168
Favorable impact of a contract termination	—	—	—	22
Significant unfavorable contract adjustments	—	(300)	—	(538)
Middle East contract adjustment	—	65	—	119
Adjusted net sales	$16,213	$14,982	$47,344	$40,565
Operating profit (loss)	$1,343	$434	$3,638	$(2,031)
Restructuring	(19)	(245)	(118)	(680)
Acquisition accounting adjustments	(586)	(523)	(1,621)	(1,299)
Total significant non-recurring and non-operational items included in Operating Profit above	—	47	(25)	(3,755)
Adjusted operating profit	$1,948	$1,155	$5,402	$3,703
(1)    Total significant non-recurring and non-operational items in the table above for the quarter and nine months ended September 30, 2020 includes a net pre-tax charge of $0.5 billion and $4.2 billion, respectively, related to the impact of the COVID-19 pandemic, primarily consisting of charges related to the impairment of goodwill in the second quarter of 2020, significant unfavorable contract adjustments, and customer bankruptcies and increased collectability risk. Management determined these items are incremental to similar costs (or income) incurred for reasons other than the pandemic and not expected to recur once the impact of the pandemic has subsided, and therefore, not indicative of the Company’s ongoing operational performance and appropriate for adjustment in the applicable periods. Similar items were not significant for the quarter and nine months ended September 30, 2021 and are not expected to be significant to our 2021 results. Therefore, such items have not been adjusted for in the table above for the quarter and nine months ended September 30, 2021.
(2)    Effective January 1, 2021, we reorganized certain product areas of our Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD) businesses to more efficiently leverage our capabilities and we have reclassified the prior year numbers in the table above. The reorganization does not impact our previously reported Collins Aerospace Systems and Pratt & Whitney segment results, or our consolidated balance sheets, statements of operations or statements of cash flows.

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Income from Continuing Operations, Earnings Per Share, Weighted Average Diluted Shares Outstanding and Effective Tax Rate

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars and shares in millions - Income (Expense))	2021	2020	2021	2020
Income (loss) from continuing operations attributable to common shareowners	$1,400	$151	$3,212	$(3,255)
Total Restructuring	(19)	(245)	(118)	(680)
Total Acquisition accounting adjustments	(586)	(523)	(1,621)	(1,299)
Total significant non-recurring and non-operational items included in Operating Profit	—	47	(25)	(3,755)
Significant non-recurring and non-operational items included in Non-service Pension
Pension curtailment	—	—	—	(25)
Pension curtailment / settlement related to Collins Aerospace sale of businesses	—	(8)	—	(8)
Non-service pension restructuring	—	(5)	—	(5)
Significant non-recurring and non-operational items included in Interest Expense, Net
Debt extinguishment costs	(32)	—	(32)	—
Deferred compensation	—	—	—	4
Tax effect of restructuring and significant non-recurring and non-operational items above	141	(13)	398	393
Significant non-recurring and non-operational items included in Income Tax Expense
Tax impact from UK rate change	—	—	(73)	—
Tax impact from business disposal	—	12	(148)	(10)
Tax expenses associated with the Company’s separation of Otis and Carrier	—	—	—	(415)
Tax impact related to debt exchange	—	11	—	(49)
Revaluation of certain international tax incentives	—	—	—	(46)
Revaluation of deferred taxes related to Raytheon merger and the Company’s separation of Otis and Carrier	—	—	—	31
Tax impact of goodwill impairment	—	11	—	11
Tax impact as a result of tax reform regulations	—	9	—	9
Less: Impact on net income attributable to common shareowners	(496)	(704)	(1,619)	(5,844)
Adjusted income from continuing operations attributable to common shareowners	$1,896	$855	$4,831	$2,589

Diluted Earnings (Loss) Per Share	$0.93	$0.10	$2.13	$(2.48)
Impact on Diluted Earnings (Loss) Per Share	(0.33)	(0.46)	(1.07)	(4.45)
Adjusted Diluted Earnings Per Share	$1.26	$0.56	$3.20	$1.97

Weighted Average Number of Shares Outstanding
Reported Diluted	1,505.9	1,514.2	1,511.0	1,311.3
Impact of dilutive shares(1)	—	—	—	4.2
Adjusted Diluted	1,505.9	1,514.2	1,511.0	1,315.5

Effective Tax Rate	0.2%	45.1%	17.0%	(31.5)%
Impact on Effective Tax Rate	6.6%	(28.1)%	(2.2)%	51.5%
Adjusted Effective Tax Rate	6.8%	17.0%	14.8%	20.0%
(1)     The computation of reported diluted earnings per share in the nine months ended September 30, 2020 excludes the effect of the potential exercise of stock awards, including stock appreciation rights and stock options, because their effect was antidilutive due to the reported loss from operations. On an adjusted basis, the Company reported income from continuing operations and therefore, the dilutive effect of such awards is included in the calculation of Adjusted Diluted Earnings Per Share.

Raytheon Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(dollars in millions)	2021	2020
Net cash flows provided by operating activities from continuing operations	$1,932	$1,622
Capital expenditures	(433)	(389)
Free cash flow	$1,499	$1,233

	Nine Months Ended September 30,
	(Unaudited)
(dollars in millions)	2021	2020
Net cash flows provided by operating activities from continuing operations	$3,981	$2,964
Capital expenditures	(1,180)	(1,172)
Free cash flow	$2,801	$1,792